                                                                       EXHIBIT 2

                           SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of March 5, 2000, by and between Wyly Wade ("Wade") and Mark E. Gray ("Gray") (Wade and Gray known collectively as the "SHAREHOLDERS"); Carsten Mide ("Mide"); WEB PARTNERS, INC., a Florida corporation ("WPI") and ANYOX RESOURCES INC., a Nevada corporation ("ANYX" or the "COMPANY"); and those parties that join this Agreement after the date hereof but prior to Closing (such parties and Mide known collectively as the "PROXY GRANTORS").

                                 1.  RECITALS

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

     1. The SHAREHOLDERS are the owners of 2,000,000 shares (the "WPI Shares") of the common stock and/or preferred shares of WPI which represents 57% of the issued and outstanding shares of the common stock and/or preferred shares of WPI.

     2. ANYX desires to issue a total of 4,000,000 shares of its common stock (the "ANYX Shares") to the SHAREHOLDERS in exchange for the WPI Shares on a two (2) shares of ANYX for one (1) share of WPI basis.

     3. The SHAREHOLDERS desire to exchange the WPI Shares for the ANYX Shares in accordance with the terms and conditions of this Agreement.

     4. The parties hereto desire that, consistent with all applicable law, additional steps be taken following the issuance of the ANYX Shares to permit WPI to become a wholly-owned subsidiary of ANYX.


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                                     Page 1
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     5.   WPI and the PROXY GRANTORS desire that this transaction be consummated.


                      2.  EXCHANGE AND ISSUANCE OF SHARES

     2.1 Exchange of ANYX Shares: Subject to the terms and conditions of this Agreement, ANYX shall exchange and deliver to the SHAREHOLDERS, a total of 4,000,000 restricted shares of ANYX common stock, apportioned 2,000,000 shares to Wade and 2,000,000 shares to Gray.

     2.2 Exchange of WPI Shares: Subject to the terms and conditions of this Agreement, the SHAREHOLDERS shall exchange and deliver to ANYX, through ANYX's transfer agent, a total of 2,000,000 shares of WPI common stock and/or preferred shares, apportioned 1,000,000 shares to Wade and 1,000,000 shares to Gray, which represents 57% of the issued and outstanding shares of WPI.

     2.3 Nature of ANYX Shares: The SHAREHOLDERS shall be issued the ANYX Shares which, unless otherwise contractually restricted, shall be subject to the resale provisions of SEC Rule 144.

     2.4 Restricted Nature of ANYX Shares: Wade and Gray hereby acknowledge that, upon issuance of the ANYX Shares, each will become an "affiliate" or "control person" of ANYX subject to certain limitations with respect to the sale of its ANYX Shares. Accordingly, as a result of such a designation, the sale of the ANYX Shares will be limited by SEC Rule 144.

     2.5 Private Sale Acknowledgment: The parties acknowledge and agree that the exchange and issuance of the ANYX Shares is being undertaken as a private sale pursuant to Section 4(2) of the Securities Act of 1933, as amended and Nevada Revised Statutes Chapters 78 and 90 and is not being transacted via a broker-dealer and/or in the public market place.

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                                     Page 2
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     2.6  Status of Present Share Ownership and Contemplated Share Issuance by
ANYX: Upon the Closing of the share exchange contemplated by this Agreement, the following will be the resulting share ownership of ANYX:

          Name                 No. Shares     % Ownership
         ------                ----------     -----------

     1.  Present ANYX Rule
         504 Shareholders       6,024,800           30.08%

     2.  Restricted Shares      4,003,700           19.99%

     3.  WPI Shareholders       4,000,000           19.97%

     4.  New Investor Shares    6,000,000           29.96%
                               ----------         -------

                    TOTALS     20,028,500          100.00%
                               ==========         =======


     3.   GRANT OF IRREVOCABLE PROXIES COUPLED WITH AN INTEREST

     3.1 Grant of Irrevocable Proxies: The PROXY GRANTORS hereby irrevocably grant to the SHAREHOLDERS proxies to vote their shares, which proxies are coupled with an interest as set forth in Section 3.2. Such proxies shall be evidenced by proxy cards in the form of Exhibit A hereto, which shall be delivered to the SHAREHOLDERS at Closing.

     3.2 Inducement to Enter Into and Perform Agreement: The PROXY GRANTORS hereby acknowledge that they have examined the transactions contemplated by this Agreement, had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement, and obtained any additional information that they considered necessary to their examination and evaluation of the transactions contemplated by this Agreement. After such assessment, the PROXY GRANTORS have concluded that it is in their interest that the transactions contemplated by this Agreement be consummated and that they therefore are willing to grant irrevocable proxies to the SHAREHOLDERS to induce them to

                           SHARE EXCHANGE AGREEMENT
                                     Page 3
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enter into this Agreement. The parties to this Agreement other than the
SHAREHOLDERS acknowledge that the SHAREHOLDERS have demanded as a material requirement of their willingness to enter into this Agreement, that the SHAREHOLDERS have irrevocable proxies to vote the shares of the PROXY GRANTORS in order to accomplish the purposes of this Agreement, and that, absent such grants of irrevocable proxies, the SHAREHOLDERS would not enter into this Agreement because they would not have the certainty that they require that the transactions contemplated by this Agreement will be consummated. The PROXY GRANTORS expressly agree and understand that the irrevocable grant of their proxies is coupled with an interest, and as a result may not be withdrawn or otherwise retrieved from or denied to the SHAREHOLDERS, except by its terms as set forth in Exhibit A hereto.

     3.3 No General Solicitation: The SHAREHOLDERS hereby confirm that they have not contacted, directly or indirectly, any shareholders of ANYX other than the PROXY GRANTORS with respect to their request that they obtain irrevocable proxies to vote shares of ANYX.

     3.4 Agreement to Cancel Shares: In further consideration of the SHAREHOLDERS agreeing to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Mide agrees, upon demand of the SHAREHOLDERS, to cancel his shares of ANYX stock, and upon cancellation ANYX shall reconvey to Mide the "Fame" properties. In furtherance of this covenant, Mide agrees to execute an Irrevocable Order to Cancel Shares, in the form of Exhibit B hereto, which shall be delivered to the SHAREHOLDERS at Closing.


     4.   DIRECTORS AND OFFICERS

     On Closing, the existing officers of ANYX shall resign, and the existing directors of ANYX shall resign in a sequential manner so that Santu Rohatgi and Edward Bertha shall be appointed as directors of ANYX immediately following the Closing.

                           SHARE EXCHANGE AGREEMENT
                                    Page 4
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     5.   AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION

     Each of the parties hereto agrees to use its best efforts to cause the Articles of Incorporation of ANYX to be amended and restated as set forth in Exhibit C hereto and the Bylaws of ANYX to be amended and restated substantially as set forth in Exhibit D hereto. As soon as practicable following the Closing, ANYX agrees to hold a meeting of its board of directors for the purpose of calling a special meeting of shareholders to amend and restate the Articles of Incorporation of ANYX as set forth in Exhibit C hereto. In connection with such meeting, ANYX shall establish a record date, provide notices, information statements and such other materials as may be required by applicable law.


     6. INTERCOMPANY LOANS: On Closing of the issuance of the shares of Common Stock to Wade and Gray, upon delivery by WPI to ANYX of a demand promissory note in the form of Exhibit E hereto, ANYX shall make intercompany advances to WPI according to the terms of the note.


     7.   CREATION OF CLASS A PREFERRED STOCK
          AND OTHER TERMS AND CONDITIONS

     As further consideration for the acquisition of the WPI Shares, ANYX hereby agrees as follows:

     7.1 Creation and Approval of Class A Preferred Stock: Upon shareholder approval and effectiveness of the amendment and restatement of ANYX's Articles of Incorporation, ANYX shall create a new class of preferred stock, consisting of 200,000 shares, to be designated as "Class A Preferred Stock", which shall, in addition to customary protections against dilution by virtue of stock dividends, stock splits or similar transactions, have the rights as set forth in Paragraph 7.2 below. The initial conversion ratio of the Class A Preferred Stock shall be on a one-for-one basis.

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     7.2  Statement of Certain Rights For Class A Preferred Shares: The Class A
Preferred Shares shall have the preferences, limitations and relative rights set forth in Exhibit F hereto.


     7.3 Right to Exchange Shares: Wade and Gray shall each have the right, upon creation of the Class A Preferred Stock, for a period of ten days, to exchange 100,000 shares of their ANYX Shares on a one-for-one basis for shares of Class A Preferred Stock.


     8.   VOLUNTARY EXCHANGE OFFERING

     ANYX shall prepare an Offering Memorandum pursuant to which it shall offer each shareholder of WPI other than the SHAREHOLDERS the opportunity to exchange each share of WPI stock that they hold for two shares of ANYX common stock. No later than 10 days after the establishment of ANYX's Class A Preferred Stock and the issuance thereof to Wade and Gray, ANYX shall promptly commence a private offering of its common stock pursuant to the Offering Memorandum in which it shall offer each shareholder of WPI other than the SHAREHOLDERS the opportunity to exchange each share of their WPI common stock for two shares of ANYX common stock.


     9.   EMPLOYEE STOCK OPTION PLAN

     9.1 Authorization and Approval of Employee Stock Option Plan: The parties hereto still further agree to use their best efforts to cause the authorization of an Employee Stock Option Plan (the "Plan") for the attraction and retention of ANYX and its subsidiary WPI. The administration of the Plan shall be undertaken by a compensation committee of not less than three (3) outside directors of ANYX. Said Plan shall provide for those matters as set forth below. Following the offering contemplated by Section 8 of this Agreement, ANYX shall file a Form S-8 registration statement to register all shares potentially subject to issuance under the Plan.

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                                    Page 6
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     9.2  Reservation of Shares: ANYX shall reserve and may issue under the
Plan, One Million Five Hundred Thousand (1,500,000) shares of employee stock options in year one and/or two. Said options shall be exercisable within five
(5) years at exercise prices which shall average not less than One Cent ($0.01). The allocation and distribution of said stock options shall be made available on the closing of the annual or quarterly statements of ANYX (10Q or 10K) for the periods included during year one from the date of the execution of this Agreement and allowing for the audited confirmation of revenue generated by ANYX.

     9.3 Initial Reservation Milestone: Subject to ANYX achieving Two Million Dollars ($2,000,000) of revenue during the one year period immediately following the execution of this Agreement, Five Million Five Hundred Thousand (5,500,000) shares of stock shall be reserved and may be issued by the board of directors subject to the Plan. Said options shall be exercisable within five (5) years at exercise prices which average not less than Six Dollars ($6.00). The allocation and distribution of said stock options shall be made available on the closing of the annual or quarterly statement of the ANYX (10K or 10Q) for the periods included during year one from the date of the execution of this Agreement and allowing for the audited confirmation of revenue generated by ANYX.

     9.4 Second Share Reservation Milestone: Subject to ANYX achieving Five Million Dollars ($5,000,000) of revenue during the second, one-year period immediately following the execution of this Agreement, Seven Million
(7,000,000) shares of stock shall be reserved and may be issued by the board of directors subject to the Plan. Said shares shall be exercisable within five (5) years at exercise prices which shall average not less than Six Dollars ($6.00). The allocation and distribution of said stock options shall be made available on the closing of the annual and quarterly statement of ANYX (10K or 10Q) for the periods included during year one from the date of the execution of this Agreement and allowing for the audited confirmation of revenue generated by ANYX.

     9.5 Maximum Share Reservation Milestone: The maximum shares available for issuance under the Plan shall be Fourteen Million (14,000,000) in year one and year two combined. Said shares shall be subject to whatever reasonable lock-up agreement that may be required of other shareholders by any underwriter engaged by ANYX in future stock offerings or underwritings of future stock offerings of ANYX. To effect said lock-up requirements, shares reserved for

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                                    Page 7
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and delivered to employees in the exercise of their stock options may be imprinted with an appropriate legend outlining the terms of said lock-up period. Said lock-up period shall not to exceed 180 days.


     10.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The COMPANY represents and warrants to the SHAREHOLDERS and WPI as follows:

     10.1 Organization: ANYX is a corporation duly incorporated and validly existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings.


     10.2 Capitalization: The authorized capital of ANYX consists of 200,000,000 common shares with a par value $.001 and with the exception of the common shares described in Paragraph 2.6, no common shares will have been validly authorized and issued by the COMPANY prior to the Closing of the contemplated share exchange. Each PROXY GRANTOR holds of record 500,000 shares of common stock of the COMPANY.

     10.3 Financial Statements: ANYX has furnished to the SHAREHOLDERS and WPI audited financial statements for the period ending June 30, 1999. That at the Closing the financial affairs of ANYX will be materially the same as represented in the financial statements for the period ending June 30, 1999, except that ANYX has received proceeds of $5,100,000 in connection with a private placement of 6,000,000 shares, as indicated in the table in Section 2.6.

     10.4 Books and Records: All material transactions of ANYX have been promptly and properly recorded or filed in or with its books and records and the Minute Book of ANYX contains records of all meetings and proceedings of the shareholders and directors thereof.

                           SHARE EXCHANGE AGREEMENT
                                    Page 8
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     10.5  Legal Compliance:  To the best of its knowledge, ANYX is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which ANYX is subject or which apply to it or any of its assets.

     10.6 Tax Returns: All tax returns and reports of ANYX required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct and all taxes and governmental charges have been paid.

     10.7 Adverse Financial Events: ANYX has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

     10.8 Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of ANYX threatened against or affecting ANYX at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.

     10.9 Employee Liabilities: ANYX has no known liability to former employees or any liability to any governmental authorities with respect to current or former employees.

     10.10 No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of ANYX or of any agreement to which ANYX is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by ANYX and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of ANYX.

     10.11 Validly Issued and Authorized Shares: That the ANYX Shares will be validly authorized and issued by the COMPANY, they will be fully paid and non-assessable and they will be issued in full compliance with all federal and state securities laws.

     10.12 Restrictive Legend: That the ANYX Shares will have a restrictive legend imposed thereon identifying them as "Restricted Shares" which are

                           SHARE EXCHANGE AGREEMENT

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subject to the conditions and limitations of SEC Rule 144 with respect to their sale in the U.S. public market place.

     10.13 Corporate Authority: The officers or representatives of the COMPANY executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Board of Directors of the COMPANY.


     11.  REPRESENTATIONS OF SHAREHOLDERS AND WPI

     The SHAREHOLDERS and WPI collectively and individually hereby represent and warrant to ANYX as follows:

     11.1 Share Ownership: That the SHAREHOLDERS are the owners, beneficially and of record, of the WPI Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.

     11.2 Transferability of WPI Shares: That the SHAREHOLDERS have full power to transfer the WPI Shares to ANYX without obtaining the consent or approval of any other person or governmental authority.

     11.3 Validly Issued and Authorized Shares: That the WPI Shares are validly authorized and issued, fully paid, and nonassessable, and the WPI Shares have been so issued in full compliance with all securities laws of the State of Florida.

     11.4 Organization: WPI is a corporation duly incorporated and validly existing under the laws of the State of Florida and is in good standing with respect to all of its regulatory filings.

     11.5 Capitalization: The authorized capital of WPI consists of 10,000,000 common shares with $0.005 par value and of which 3,452,432 common shares are issued and outstanding as fully paid and non-assessable shares.

                           SHARE EXCHANGE AGREEMENT

     11.6 Financial Statements: WPI has furnished to ANYX financial statements for the period ending October 25, 1999. That at the Closing the financial affairs of WPI will be materially the same as represented in these same financial statements. Schedule 11.6 contains a listing of WPI's obligations as of the Closing.

     11.7 Books and Records: All material transactions of WPI have been promptly and properly recorded or filed in or with its books and records and the Minute Book of WPI contains records of all meetings and proceedings of the shareholders and directors thereof.

     11.8 Legal Compliance: WPI is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which WPI is subject or which apply to it or any of its assets.

     11.9 Tax Returns: All tax returns and reports of WPI required by law to be filed prior to the date hereof have been filed and are true, complete and correct and all taxes and governmental charges have been paid.

     11.10 Adverse Financial Events: WPI has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

     11.11 Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of WPI threatened against or affecting WPI at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

     11.12 Employee Liabilities: WPI has no liability to former employees or any liability to any government authorities with respect to current or former employees.

     11.13 No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Articles of Incorporation of WPI or of any agreement to which WPI is a party and will not give any person or company a right to terminate or cancel any agreement

                           SHARE EXCHANGE AGREEMENT

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or right enjoyed by WPI and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of WPI.

     11.14 No Liens: That WPI has not received a notice of any assignment, lien, encumbrance, claim or charge against the WPI Shares.

     11.15 Ownership of Proprietary Technology: That WPI is the owner of all right, title and interest in that certain proprietary technology free and clear of any lien, encumbrance, claim or charge which is described below and which is collectively referred to herein as the "Technology":

          1. "CyberSpots": Online, interactive-multimedia, rich-media commercial spots which are capable of quickly reaching the audience with minimal interruptions.

          2. Deliver Verification Technology ("DVT"): DVT provides an online advertising measurement system that verifies audience reach and spot delivery.

WPI has made application for a patent in connection with the Technology, but no patent has been issued. To WPI's knowledge, there is no reason why it should not ultimately obtain a patent in connection with the Technology. WPI cannot guarantee, however, that it will obtain a patent in connection with the Technology.

     11.16 Corporate Authority: The officers or representatives of WPI executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Boards of Directors of WPI.

                      12.  REPRESENTATIONS AND WARRANTIES
                             OF SHAREHOLDERS ALONE

     The SHAREHOLDERS alone further represent and warrant to ANYX as follows with respect to the ANYX Shares that:

                           SHARE EXCHANGE AGREEMENT

     12.1 Financially Responsible: They are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative. They understand that the ANYX Shares is a "restricted security" within the meaning of the Act, and certificates representing the ANYX Shares are legended with certain restrictions on the resale of the ANYX Shares and the ANYX Shares may not be resold without a valid exemption from registration under the Act, or until a registration statement is filed with respect thereto under the Act. There can be no assurance that upon registration of the ANYX Shares pursuant to the Act, that a market for the ANYX Shares will exist on an exchange or market or quotation system. Accordingly, the SHAREHOLDERS are aware that there are legal and practical limits on their ability to sell or dispose of the ANYX Shares, and, therefore that they must bear the economic risk of the investment for an indefinite period of time. The SHAREHOLDERS have adequate means of providing for their current needs and possible personal contingencies and haveneed for only limited liquidity of this investment. The SHAREHOLDERS' commitment to illiquid investments is reasonable in relation to their net worth. They are capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all their investment capital and the lack of a liquid market, such that they may not be able to liquidate readily the investment whenever desired or at the then current asking price.

     12.2 Investment Experience: They have had experience in the business of investments in one or more of the following: (i) investment experience with securities such as stocks and bonds; (ii) ownership of interests in partnerships, new ventures and start-up companies; (iii) experience in business and financial dealings; and that they can protect their own interests in an investment of this nature. They have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment in the ANYX Shares, which are substantial and have in fact evaluated such merits and risks in making investment decision to purchase the ANYX Shares. The SHAREHOLDERS, by virtue of their business and financial expertise, have the capacity to protect their own interest in connection with this transaction, or have consulted with tax, financial, legal or business advisors as to the appropriateness of an investment in the ANYX Shares. The SHAREHOLDERS have relied completely on the advice of, or have consulted with, their own personal tax, investment, legal or other advisors and have not


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                                    Page 13
relied on ANYX or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Act.

     12.3 Exempt Transaction: The SHAREHOLDERS understand that the ANYX Shares is being offered and sold in reliance on specific exemptions from the registration requirements of U.S. federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by ANYX in determining the applicability of such exemptions and the suitability of the SHAREHOLDERS to acquire such ANYX Shares.

     12.4 Access to Information: They have had access to the information regarding the financial condition of the COMPANY and they were able to request copies of such information, ask questions of and receive answers from the COMPANY regarding such information and any other information their desires concerning the ANYX Shares, and all such questions have been answered to their full satisfaction. They expressly acknowledge that they have reviewed the public filings of ANYX with the SEC. In addition, they acknowledge their understanding that the consummation of this transaction will make ANYX the majority owner of WPI. In connection with this result, they acknowledge their status as executive officers of WPI and their detailed understanding of WPI's assets, business, financial condition and prospects.

     12.5 Private Transaction: At no time were they presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

     12.6 Investment Intent: The ANYX Shares are not being purchased with a view to or for the resale or distribution thereof and they have no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

     12.7 Due Diligence: That the SHAREHOLDERS shall have completed a due diligence review of the affairs of ANYX and are satisfied with the results of that review.


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                                    Page 14

     12.8 Restrictive Legend: The certificates representing the ANYX Shares shall bear the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES AUTHORITIES. THEY HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS. IN CONNECTION WITH ANY SUCH SALE OR TRANSFER THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH SALE OR TRANSFER MAY BE MADE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.

ANYX may in its sole discretion place a "Blue Sky" legend on the certificates in accordance with U.S. State securities laws or as required by applicable securities laws.

                        13.  CLOSING, ESCROW HOLDER AND
                             CONDITIONS TO CLOSING

     13.1 Exchange Closing: The closing of the share exchange as contemplated by this Agreement (the "Closing") shall occur at such time and place as may be agreed among the parties, but in no event later than March 10, 2000, unless otherwise extended in writing by the parties.


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                                    Page 15

     13.2 Escrow Conditions and Closing: At Closing the following will be required:

               1. Delivery of WPI Shares: The SHAREHOLDERS shall deliver the certificate or certificates representing the 2,000,000 WPI Shares duly endorsed for transfer accompanied by a duly executed assignment of the WPI Shares to ANYX.

               2. Delivery of ANYX Shares: ANYX shall deliver a total of 4,000,000 ANYX Shares apportioned 2,000,000 shares to Wade and 2,000,000 shares to Gray.

               3. Delivery of Certificates of Good Standing: Each corporate party shall deliver a current Certificate of Good Standing issued by the Nevada and Florida Secretary of State.

               4. Requisite Corporate Resolutions: Each corporate party shall deliver certified copies of resolutions from their respective Boards of Directors authorizing the subject transaction.

               5. Delivery of Proxies: Each PROXY GRANTOR set forth on the final signature page hereto shall have joined this Agreement and shall deliver duly executed irrevocable proxies as set forth in Section 3.1, accompanied by their respective stock certificates.

               6. Delivery of Order to Cancel: Mide shall deliver his duly executed irrevocable order to cancel shares as set forth in
                   Section 3.4, accompanied by his stock certificate.

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

     13.3 Close of Transaction: The subject transaction shall "close" upon the satisfaction of the above conditions.

     13.4 Notices: All notices given pursuant to this Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the parties as set forth below. Any party hereto may by notice so given change its address for any future notices:

          TRANSFER AGENT:     Nevada Agency and Trust Company
                              50 West Liberty Street, Suite 880
                              Reno, Nevada 89501

          SHAREHOLDERS        WYLY WADE
          AND WPI:            MARK GRAY
                              540 North Tamiami Trail
                              Sarasota, Florida
                              Phone: (941) 954-1144
                              Fax:   (941) 953-3777

          ANYX:               540 North Tamiami Trail
                              Sarasota, Florida
                              Attn: President
                              Phone: (941) 954-1144
                              Fax:   (941) 953-3777

         with a copy to:      Ogden Murphy Wallace P.L.L.C.
        (which shall not      1601 Fifth Avenue, Suite 2100
       constitute notice)     Seattle, WA 98101
                              Attn: Shea Wilson
                              Phone: (206) 447-7000
                              Fax:   (206) 447-0125

Notice may be given to Mide and to the PROXY GRANTORS at the address and facsimile numbers set forth below their names on the signature page.

     14.  COOPERATION, ARBITRATION, INTERPRETATION,

                           SHARE EXCHANGE AGREEMENT

                        MODIFICATION AND ATTORNEY FEES


     14.1 Cooperation of Parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

     14.2 Arbitration: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in Sarasota, Florida according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of Nevada.

     14.3 Interpretation of Agreement: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

     14.4 Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

     14.5 Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     14.6 Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set

                           SHARE EXCHANGE AGREEMENT
forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

     14.7 Counterparts: This Agreement may be signed in one or more counterparts.

     14.8 Facsimile Transmission Signatures: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.


                           SHARE EXCHANGE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

SHAREHOLDERS:                          ANYOX RESOURCES INC.

/s/ Wyly Wade                          /s/ Carsten Mide
------------------------------         ------------------------------
WYLY WADE                              By Carsten Mide
                                          Its President

/s/ Mark Gray
------------------------------
MARK GRAY


MIDE                                   WEB PARTNERS, INC.

/s/ Carsten Mide                       /s/ Wyly Wade
------------------------------         ------------------------------
CARSTEN MIDE                           By Wyly Wade
                                          Its President

Notice Address:


------------------------------

------------------------------

------------------------------

------------------------------
Fax:
    --------------------------

                      [signatures continued on next page]


                           SHARE EXCHANGE AGREEMENT

Each undersigned hereby joins in that certain Share Exchange Agreement (the "Agreement") entered into on March 5, 2000 by and between Wyly Wade, Mark E. Gray, Carsten Mide, WEB PARTNERS, INC., a Florida corporation and ANYOX RESOURCES INC., a Nevada corporation, and agrees to be bound by the Agreement's terms and conditions as a full party thereto and to perform all of its obligations set forth in the Agreement.

                                                          PROXY GRANTORS:
MONTIER FINANCE S.A.                         ISLAY GROUP SERVICES INC.                 SUNART OVERSEAS LIMITED

/s/ Christine Malic                   /s/ Amir Sosa                            /s/ Marie Gabb
------------------------------------  ---------------------------------------  ---------------------------------------
By  St. Luke Management Co. LTD.      By  St. Luke Management Co. LTD.         By St. Luke Management Co. LTD.
    --------------------------------      -----------------------------------  ---------------------------------------
    Its  Secretary                        Its  Secretary                           Its Secretary
         ---------------------------           ------------------------------          -------------------------------

          7 March 2000                            7 March 2000                              7 March 2000
------------------------------------  ---------------------------------------  ---------------------------------------
             (Date)                                  (Date)                                    (Date)

Notice Address:                       Notice Address:                           Notice Address:

 35 Barrack Road                       35 Barrack Road                          35 Barrack Road
------------------------------------  ---------------------------------------  ---------------------------------------
 Third Floor                           Third Floor                              Third Floor
------------------------------------  ---------------------------------------  ---------------------------------------
 Belize City                           Belize City                              Belize City
------------------------------------  ---------------------------------------  ---------------------------------------
 Belize                                Belize                                   Belize
------------------------------------  ---------------------------------------  ---------------------------------------

Fax:   501-233-501                    Fax:    501-233-501                      Fax:   501-233-501
     -------------------------------        ---------------------------------       ----------------------------------

                                      CARDONA ENTERPRISES S.A.                 MANRESA EQUITIES CORPORATION


                                      /s/ Tracey Williams                      /s/ Keith King
                                      ---------------------------------------  ---------------------------------------
                                      By  First Nevisian Services LTD.         By  First Nevisian Services LTD.
                                          -----------------------------------      -----------------------------------
                                          Its  Secretary                           Its  Secretary
                                               ------------------------------           ------------------------------
                                                 7 March 2000                               7 March 2000
                                      ---------------------------------------   ---------------------------------------
                                                     (Date)                                     (Date)


                                      Notice Address:                            Notice Address:

                                       Henville Building                         Henville Building
                                      ---------------------------------------   ---------------------------------------
                                       Charletown                                Charletown
                                      ---------------------------------------   ---------------------------------------
                                       Nevis                                     Nevis
                                      ---------------------------------------   ---------------------------------------

                                      ---------------------------------------   ---------------------------------------
                                      Fax:  869-469-1204                        Fax:  869-469-1204
                                            ---------------------------------         ---------------------------------


                           SHARE EXCHANGE AGREEMENT

SCHEDULE 11.6
-------------
OBLIGATIONS OF WPI
------------------











                           SHARE EXCHANGE AGREEMENT
                                 SCHEDULE 11.6

                                                                    Exhibit A to
                                                        Share Exchange Agreement


                               IRREVOCABLE PROXY

THIS PROXY IS GRANTED PURSUANT TO A PRIVATE AGREEMENT AND HAS NOT BEEN SOLICITED
             ON BEHALF OF THE BOARD OF DIRECTORS OR ANY OTHER PARTY

The undersigned hereby appoints Wyly Wade and Mark Gray, or either of them, as proxy for the undersigned, each with full power of substitution, to vote all shares of the Common Stock of Anyox Resources Inc. which the undersigned would be entitled to vote if personally present at any annual or special meeting of shareholders of Anyox Resources Inc., and at any adjournments thereof, on any proposal and any other matters properly brought before the meeting.

The undersigned specifically directs that this Proxy be voted in favor of the Amendment and Restatement of the Articles of Incorporation of Anyox Resources Inc. as contemplated by section 5 of that certain Share Exchange Agreement dated March ___, 2000. In their discretion, the proxies are authorized to vote upon such other business as may properly come before any meeting and at any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

This Proxy shall continue in force until the date 10 days after Anyox Resources Inc. establishes a Class A Preferred Stock and offers it to Wyly Wade and Mark Gray as contemplated by section 7 of that certain Share Exchange Agreement dated March ___, 2000. The Undersigned hereby agrees and understands that this proxy is coupled with an interest as provided by section 3 of that certain Share Exchange Agreement dated March ___, 2000, and therefore irrevocable, and as a result may not be withdrawn or otherwise retrieved from or denied to Wyly Wade and Mark Gray, or either of them; provided, however, that the Undersigned may revoke this proxy if, and only if, Wyly Wade or Mark Gray shall remain in material breach of that certain Share Exchange Agreement dated March ___, 2000, after 5 days' notice of such material breach. For purposes of the preceding sentence, Wyly Wade or Mark Gray shall not be considered to be in material breach of that certain Share Exchange Agreement dated March ___, 2000, if, despite technically remaining in breach, he has taken all reasonable steps to effect a cure and thereafter diligently prosecutes such cure to completion.

The Undersigned hereby expressly confirms that it intends that this proxy be irrevocable.


----------------------------------------
   (print name of record stockholder)



----------------------------------------    ------------------------------------
By                                                          (Date)
   -------------------------------------
   Its
       ---------------------------------

                                                                    Exhibit B to
                                                        Share Exchange Agreement


                            ORDER TO CANCEL SHARES



                            ----------------------
                                    (Date)

Anyox Resources Inc.
540 North Tamiami Trail
Sarasota, Florida
Attn: President

Sir:

     On the books and records of Anyox Resources Inc. (the "Company") I am the holder of 4,000,000 shares of restricted common stock. Except as provided in the next sentence, I hereby order you to cancel my 4,000,000 shares of restricted common stock without further consideration. If not delivered to the Company by the date 10 days after the Company establishes a Class A Preferred Stock and offers it to Wyly Wade and Mark Gray as contemplated by section 7 of that certain Share Exchange Agreement dated March ___, 2000, this order shall be null, void ab initio and of no force or effect.



                                       -----------------------------------------
                                       Carsten Mide

                                                                    Exhibit C to
                                                        Share Exchange Agreement
                                                        ------------------------

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              [NEW CORPORATE NAME]

     The undersigned hereby adopts as its chartering document these Amended and Restated Articles of Incorporation.

                                   ARTICLE I

     The name of the corporation is "[New Corporate Name]".

                                   ARTICLE II

     2.1.  Authorized Capital

     The total number of shares that this corporation is authorized to issue is 200,000,000, consisting of 160,000,000 shares of Common Stock having a par value of $0.001 per share and 40,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     2.2.  Issuance of Preferred Stock by Class and in Series

     The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

                                  ARTICLE III

     The purpose of this corporation is to engage in any business, trade or activity that may lawfully be conducted by a corporation organized under the law of the state of Nevada (hereinafter, "applicable corporate law") and to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes.

                                   ARTICLE IV

     Except as may be authorized pursuant to Section 2.2 of Article II, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                   ARTICLE V

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT C

                                   ARTICLE VI

     6.1.  Number of Directors

     The Board of Directors shall be composed of not less than one nor more than nine Directors. The specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     6.2.  Classification of Directors

     The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT C
serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

     6.3.  Removal of Directors

     The shareholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

     6.4.  Vacancies on Board of Directors

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

                                  ARTICLE VII

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the applicable corporate law, and the rights of the shareholders of this corporation are granted subject to this reservation.


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT C

                                  ARTICLE VIII

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

                                   ARTICLE IX
     9.1.  Shareholder Actions

     Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     9.2.  Number of Votes Necessary to Approve Actions

     Whenever applicable corporate law permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT C

     9.3.  Special Meetings of Shareholders

     So long as this corporation is a public company, except as may be authorized pursuant to Section 2.2 of Article II, special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

     9.4.  Quorum for Meetings of Shareholders.

     Except with respect to any greater requirement contained in these Articles of Incorporation or the applicable corporate law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the applicable corporate law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders.

                                   ARTICLE X

     To the full extent that applicable corporate law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the personal liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT C

                                   ARTICLE XI

     11.1.  Indemnification.

     The corporation shall indemnify its directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

     11.2.  Authorization.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made. The Board of Directors shall have further power to authorize the corporation to indemnify its officers, employees or agents (whether


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT C
serving the corporation directly or serving at its request) to the full extent permitted by applicable corporate law now or hereafter in force.

     11.3.  Insurance.

     The corporation shall have the power, exercised by authority of the Board of Directors, to purchase and maintain insurance on behalf of any person to whom indemnity is provided under or through this Article XI to the full extent permitted by applicable corporate law now or hereafter in force.

     11.4.  Effect of Amendment.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT C

                                                                    Exhibit D to
                                                        Share Exchange Agreement

                                    BYLAWS

                                      of

                          __________________________


                              SECTION 1.  OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices as the Board may designate or as the business of the corporation may require.

                            SECTION 2.  SHAREHOLDERS

2.1  Annual Meeting

     The annual meeting of the shareholders to elect Directors and transact such other business as may properly come before the meeting shall be held on a date not more than 180 days after the end of the corporation's fiscal year, such date and time to be determined by the Board.

2.2  Special Meetings

     (a) Subject to paragraph 2.2(b), the Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

     (b) So long as the Company is a public company, special meetings of the shareholders of the Company for any purpose may be called at any time by the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

2.3  Meetings by Communications Equipment

     Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4  Date, Time and Place of Meeting

     Except as otherwise provide in these Bylaws, all meetings of shareholders, including those held pursuant to demand by shareholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.5  Notice of Meeting

     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting not less than 10 nor more than 60 days before the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets other than in the regular course of business or the dissolution of the corporation shall be given not less than 20 or more than 60 days before such meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to shareholders entitled to notice of or to vote as of the new record date.

     Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment that transmits a facsimile of the notice. If those forms of written notice are impractical in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the shareholder at such shareholder's address as it appears in the corporation's current record of shareholders. Notice given in any other manner shall be deemed effective when dispatched to the shareholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication as herein provided shall be deemed effective five days after first publication.

2.6  Waiver of Notice

     Whenever any notice is required to be given by an shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT D
to the corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any shareholder by attendance in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.7  Fixing of Record Date for Determining Shareholders

     For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock, dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8  Voting Record

     At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder's agent or attorney.

2.9  Quorum

     Except with respect to any greater requirement contained in the Articles of Incorporation or the Washington Business Corporation Act, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT D
shareholders. If less than the required number of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10  Manner of Acting

     If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes. Whenever the Washington Business Corporation Act permits a corporation's bylaws to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Bylaws hereby specify that the number of shares required to approve such an action shall be such lesser number.

2.11  Proxies

     As shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.12  Voting Shares

     Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon such matter.

2.13  Voting for Directors

     Each shareholder entitled to vote to an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are


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Directors to be elected and for whose election such shareholder has a right to vote. Shareholders shall not have the right to cumulate their votes. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.14  Action by Shareholders Without a Meeting

     Any action that may be or is required to be taken at a meeting of the shareholders may be taken without a meeting by unanimous consent if one or more written consents setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the matter. Action may also be taken by less than unanimous consent. Action by less than unanimous consent may be taken if one or more written consents describing the action taken shall be signed by shareholders holding the record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder consent is signed. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each shareholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the shareholders are effective when
(a) consents sufficient to authorize taking the action are in possession of the corporation and (b) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting shareholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

                         SECTION 3.  BOARD OF DIRECTORS

3.1  General Powers

     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2  Number, Classification and Tenure


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     The Board shall be composed of not less than one nor more than six
Directors, the specific number to be set by resolution of the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office. The number of Directors may be changed from time to time as provided by the Articles of Incorporation, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors. Directors need not be shareholders of the corporation or residents of the state of Washington, and need not meet any other qualifications.

3.3  Annual and Regular Meetings

     An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4  Special Meetings

     Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one-third or more of the Directors in office and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5  Meetings by Communications Equipment

     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of


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communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6  Notice of Special Meetings

     Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

     3.6.1  Personal Delivery

     If notice is given by personal delivery, the notice shall be delivered to a Director at least two days before the meeting.

     3.6.2  Delivery by Mail

     If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

     3.6.3  Delivery by Private Carrier

     If notice is given by private carrier, the notice shall be dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

     3.6.4  Facsimile Notice

     If a notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

     3.6.5  Delivery by Telegraph

     If notice is delivered by telegraph, the notice shall be delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

     3.6.6  Oral Notice


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     If notice is delivered by orally, by telephone or in person, the notice shall be personally given to the Director at least two days before the meeting.

3.7  Waiver of Notice

     3.7.1  In Writing

     Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

     3.7.2  By Attendance

     A Director's attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.8  Quorum

     A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.9  Manner of Acting

     If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.


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3.10  Presumption of Assent

     A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11  Action by Board or Committees Without a Meeting

     Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12  Resignation

     Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee, or written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13  Removal

     At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permit removal for cause only) by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.


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3.14  Vacancies

     If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.15  Executive and Other Committees

     3.15.1  Creation of Committees

     The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board.

     3.15.2  Authority of Committees

     Each Committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (2) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (3) fill vacancies on the Board or any committee thereof, (4) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (5) adopt, amend or repeal Bylaws, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale of contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

     3.15.3  Minutes of Meetings

     All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.


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     3.15.4  Removal

     The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16  Compensation

     By Board resolution, Directors and committee members may be paid either expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

                              SECTION 4.  OFFICERS

4.1  Appointment and Term

     The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, the chief financial officer and any other officer designated by the Board as an executive officer. The Board or the President may appoint such other officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2  Resignation

     Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3  Removal


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     Any officer may be removed by the Board at any time, with or without cause.
An officer or assistant officer, if appointed by another officer, may be removed at any time, with or without cause, by any officer authorized to appoint such officer or assistant officer.

4.4  Contract Rights of Officers

     The appointment of an officer does not itself create contract rights.

4.5  Chairman of the Board

     If appointed, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board of Chairman of such meetings.

4.6  President

     If appointed, the President shall be the chief executive officer of the corporation unless some other offices is to designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the corporation. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

4.7  Vice President

     In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by or at the direction of the Board.

4.8  Secretary

     If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and


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authentication of the corporation's records, and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9  Treasurer

     If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.10  Salaries

     The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

               SECTION 5.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1  Contracts

     The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2  Loans to the Corporation

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3  Checks, Drafts, Etc.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or


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agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4  Deposits

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may authorize.

             SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1  Issuance of Shares

     No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2  Certificates for Shares

     Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3  Stock Records

     The stock transfer books shall be kept at the principal office at the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4  Restriction on Transfer

     Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the


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reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

6.5  Transfer of Shares

     The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

6.6  Lost or Destroyed Certificates

     In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

                         SECTION 7.  BOOKS AND RECORDS

     The corporation shall:

     (a) Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all


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actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

     (b)  Maintain appropriate accounting records.

     (c) Maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

     (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (e)  Keep a copy of the following records at its principal office:

          1. the Articles of Incorporation and all amendments thereto as currently in effect;
          2.   these Bylaws and all amendments thereto as currently in effect;
          3. the minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;
          4. the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three years;
          5. all written communications to shareholders generally within the past three years;
          6. a list of the names and business addresses of the current Directors and officers; and
          7. the most recent annual report delivered to the Washington Secretary of State.

                          SECTION 8.  ACCOUNTING YEAR

     The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

                                SECTION 9.  SEAL

     The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.


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                          SECTION 10.  INDEMNIFICATION

10.1  Right to Indemnification

     Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceedings"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Company or a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall insure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2  Restrictions on Indemnification

     No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.


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10.3  Advancement of Expenses

     The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). As advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4  Right of Indemnitee to Bring Suit

     If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5  Procedures Exclusive

     Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6  Nonexclusivity of Rights

     Except as set forth in subsection 10.5, the right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or shareholders, contract or otherwise.

10.7  Insurance, Contracts and Funding


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT D

     The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8  Identification of Employees and Agents of the Corporation

     In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9  Persons Serving Other Entities

     Any person who, while a Director or officer of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

                      SECTION 11.  LIMITATION OF LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of any person who would be considered an indemnitee under subsection 10.1 of Section 10, an indemnitee of the Company shall not be liable to the Company or its shareholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee.


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT D

Any amendments to or repeal of this Section 11 shall not adversely affect any right or protection of any indemnitee of the Company for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

                            SECTION 12.  AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

     The foregoing Bylaws were adopted by the Board on
                                                       -----------------------.



                                            ____________________________________
                                            Secretary


                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT D

                                                                    EXHIBIT E TO
                                                        SHARE EXCHANGE AGREEMENT

                             MULTIPLE ADVANCE NOTE
                   TO BE USED FOR BUSINESS TRANSACTIONS ONLY
                                 FIXED INTEREST


Sarasota, Florida

March __, 2000                                                      $___________


          FOR VALUE RECEIVED, the undersigned promises to pay to the order of Anyox Resources Inc., on [date], the sum of the aggregate principal balance of all advances made by Anyox Resources Inc. to the undersigned hereunder, in legal tender of the United States with interest thereon at the rate specified below, from the date of the respective advances hereunder until fully paid.

     1. Interest Rate. The rate of interest shall be ________ percent (___%) per annum.

     2. Authorization of Advances. Advances under this Note may be made at the oral or written request of the President or Chief Operating Officer of Web Partners, Inc. Any such advance shall be made to or for the benefit of the undersigned when made in accordance with requests for directions from authorized personnel.

     3. Effect of Principal Payments. This is a revolving line of credit. Except as provided below, until maturity, the undersigned may request further advances at any time the principal balance outstanding is less than the maximum principal amount stated herein, up to such maximum amount.

     4. Cessation of Advances. The holder will have no obligation to make advances under this note, regardless of the principal balance outstanding, if
(a) there occurs a material adverse change in the undersigned's financial condition, or in the value of any collateral securing this note; (b) the undersigned is in default in any payments on this note or under the terms of any other agreement between the undersigned and holder; or (c) holder reasonably deems itself to be insecure, even if there has been no default.

     5. Application of Payments. All payments made shall be applied first to late payment charges outstanding (if any), then to accrued interest, and then to principal.

     6. Prepayment of Principal. So long as there is no default under the terms of this note, the undersigned shall have the right to make a prepayment of the principal balance or any portion thereof without charge or premium.

     7. Default. If any payment is not paid when due, or if the undersigned breach any other agreement with the holder of this note, the undersigned will be in default. Upon default, the holder may declare the unpaid principal balance and all accrued interest and unpaid late charges, if any, immediately due and payable, without notice, and Obligors will then pay that amount.

     Upon default, the holder may also increase the interest rate to a rate equal to four (4) percentage points greater than the rate otherwise provided in this note, and such interest rate shall apply until the note is fully paid. In addition, the holder may include any unpaid interest and late charges at the time of acceleration as part of the amount due under this note and subject to interest at the higher rate determined according to this paragraph.

     The holder may employ attorneys or other agents to collect amounts due under this note if the undersigned is in default or to otherwise enforce the terms of this note and any agreement securing this note, and the undersigned agrees to pay all fees, costs and expenses incurred by the holder as a consequence of its default. Such fees, costs and expenses include attorneys' fees whether or not litigation is commenced and including any appeal, fees or expenses incurred in any bankruptcy, receivership, or other insolvency proceedings, any anticipated post-judgment collection charges, and all other costs of collection, including court costs.

     The holder may delay enforcing any of its rights under this note without forfeiting such rights. In the event litigation is commenced, the undersigned agrees to submit to the jurisdiction of the court in the county in which Anyox Resources Inc. is located.

     8. Waiver. The undersigned hereby waives presentment, demand for payment, protest, notice of nonpayment or dishonor, and any relief, waiver or discharge arising from any extension of time for payment granted before, at or after maturity, or for any other causes.

ORAL PROMISES TO FORGIVE PAYMENT OR TO FOREBEAR ENFORCEMENT OF PAYMENT ARE NOT ENFORCEABLE.

                                        WEB PARTNERS, INC.



                                        -----------------------------------
                                        By Wyly Wade
                                           Its President

                                                                    EXHIBIT F TO
                                                        SHARE EXCHANGE AGREEMENT


                                  DESIGNATIONS
                           OF CLASS A PREFERRED STOCK

                                       OF

                                   [CORPNAME]

     2.2.1. Class A Convertible Preferred Stock. The rights, preferences, privileges and limitations granted to and imposed on the Class A Preferred Stock of this corporation (the "Class A Stock"), are as set forth below in this
Section 2.2.1.

          2.2.1.1. Dividends. Dividends shall be declared and set aside, out of funds or assets of this corporation legally available therefor, for any shares of Class A Stock only upon resolution of the Board of Directors; provided, however:

               (a) no dividend may be declared or paid on shares of Common Stock if the net assets of this corporation after such event would be insufficient to make the liquidation payment described in paragraph 2.2.1.2(a) on shares of Class A Stock;

               (b) if the Board of Directors declares a dividend payable upon shares of Common Stock, the holders of shares of Class A Stock shall be entitled to dividends per share of Class A Stock as would be declared payable on the largest number of whole shares of Common Stock into which each share of Class A Stock held by each holder thereof could be converted, based upon the total number of shares that could be converted at any one time by such holder thereof, not upon each share of Class A Stock that could be converted (as of the record date for the determination of holders of shares of Common Stock entitled to receive such dividend) pursuant to the provisions of subsection 2.2.1.4 hereof;

               (c) if the Board of Directors declares a dividend payable upon securities of this corporation, other than Common Stock, payable in Common Stock or securities of this corporation convertible into or otherwise exchangeable for Common Stock, the holders of shares of Class A Stock shall be entitled to receive, upon conversion of the Class A Stock, in addition to the number of shares of Common Stock receivable thereon, the number of shares of such securities distributed in as nearly an equivalent manner to protect the rights of the holders of Class A Stock against dilution or impairment; and

Stormix Technologies Inc.
Designations of Preferred Stock
First Class, Class A


               (d) if the Board of Directors declares a dividend payable in shares of this corporation's capital stock or assets, then those shares of capital stock or the assets calculated to be payable on shares of Class A Stock shall not be distributed, but shall instead be reserved for issuance and/or distribution upon conversion of Class A Stock. In the case of a dividend payable in shares of Common Stock, the dividend shall be considered the subject of an Extraordinary Common Stock Event (as defined in paragraph 2.2.1.4(d)), thus affecting the number of shares of Common Stock to be received upon the conversion of the Class A Stock.

          2.2.1.2.  Liquidation, Dissolution or Winding Up.

               (a) Treatment at Liquidation, Dissolution or Winding Up.

                    (i) In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, holders of each share of Class A Stock shall be entitled to be paid before any sums shall be paid or any assets distributed among the holders of shares of: (A) Preferred Stock subordinate to (1) the Class A Stock and (2) all other shares of Preferred Stock that shall participate pari passu with the Class A Stock upon liquidation, or
(B) Common Stock; out of the assets of this corporation available for distribution to holders of this corporation's stock of all classes, whether such assets are capital, surplus or earnings, the sum of $0.85 per share of Class A Stock (which amount shall be subject to equitable adjustment whenever there shall occur after the final closing of the offering of Class A Stock a stock split, combination, reclassification or other similar event involving the Class A Stock).

                    (ii) If the assets of this corporation are insufficient to permit payment in full to the holders of shares of Class A Stock as provided in this subsection 2.2.1.2 and payment in full to the holders of all other shares of Preferred Stock that shall participate pari passu with the Class A Stock upon liquidation, then the entire assets of this corporation available for such distribution shall be distributed ratably among the holders of shares of Class A Stock and all other shares of Preferred Stock that shall participate pari passu with the Class A Stock upon liquidation according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT F

Stormix Technologies Inc.
Designations of Preferred Stock
First Class, Class A


                    (iii) After payment shall have been made in full to: (A) the holders of shares of Class A Stock and all other shares of Preferred Stock that shall participate pari passu with the Class A Stock upon liquidation, and (B) the holders of all other shares of Preferred Stock (1) subordinate to the Class A Stock and all other shares of Preferred Stock that shall participate pari passu with the Class A Stock upon liquidation (2) but prior to the Common Stock upon liquidation; or funds necessary for such payments shall have been set aside by this corporation in trust for the account of the holders of shares of all such Preferred Stock, so as to be available for such payments, all remaining assets available for distribution to stockholders shall be distributed ratably solely among the holders of shares of Common Stock to the exclusion of the holders of shares of such Preferred Stock.

               (b) Treatment of Consolidations, Mergers and Sales of Assets.

                    (i) A consolidation or merger of this corporation into or with another corporation (as a result of which the holders of more than 50% of the shares of Common Stock receive cash, stock or other property in exchange for their shares of such stock) or a sale of all or substantially all of the assets of this corporation shall not be regarded as a liquidation, dissolution or winding up of the affairs of this corporation.

                    (ii) As part of any consolidation, merger or sale of assets referred to in subparagraph 2.2.1.2(b)(i), provision shall be made so that the holders of shares of Class A Stock shall thereafter be entitled to receive upon conversion of the Class A Stock, the number of shares of stock or other securities or property to which such holder would have been entitled if such holder had converted its shares of Class A Stock immediately prior to such consolidation, merger or sale of assets.

               (c) Distributions Other Than Cash. Whenever the distribution provided for in this subsection 2.2.1.2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

          2.2.1.3.  Voting Power.

               (a) General Rule. Except as required by law and as provided by paragraphs 2.2.1.3(b and c), (i) each holder of shares of Class A Stock shall be entitled to vote on

                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT F

Stormix Technologies Inc.
Designations of Preferred Stock
First Class, Class A


all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Class A Stock could be converted under subsection 2.2.1.4 hereof, based upon the total number of shares that could be converted at any one time by such holder thereof, not upon each share of Class A Stock that could be converted, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, and (ii) the holders of all shares, Preferred and Common, shall vote together as one class on all matter requiring a vote of stockholders according to the number of votes assigned to them by the Certificate of Incorporation and the DGCL.

               (b) Special Voting Powers. With regard to any vote in respect of the following matters, the authorized Class A Stock shall be entitled, in the aggregate, with relative voting powers among the holders of Class A Stock apportioned according to their respective holdings, to cast votes equal to 51% of the votes necessary to authorize or take action in respect of such matter at a meeting at which all shares entitled to vote thereon were present and voted, with the voting rights of all other classes of stock (whether preferred or common and whether currently existing or to be created) being entitled, in the aggregate, to cast votes equal to 49% of the votes necessary to authorize or take action in respect of such matter at a meeting at which all shares entitled to vote thereon were present and voted:

                    (i) Directors. Any election of directors or proposal to remove a director; or

                    (ii) Amendment of Articles of Incorporation or Bylaws. Any amendment or repeal of the Articles of Incorporation or Bylaws, including any such action which prohibits the Board of Directors from reconsidering any amendment or repeal of the Bylaws.

          2.2.1.4. Conversion Rights. The holders of shares of Class A Stock shall have the following rights with respect to the conversion of shares of Class A Stock into shares of Common Stock:

               (a)  General.

                    (i) Voluntary Conversion. Any share of Class A Stock may, at the option of the holder, be converted at any time into such number of fully paid and

                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT F

Stormix Technologies Inc.
Designations of Preferred Stock
First Class, Class A


nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Applicable Class A Conversion Rate (determined under paragraph 2.2.1.4(b)) by the number of shares of Class A Stock being converted.

                    (ii) Mandatory Conversion. (A) Upon the closing of a Public Distribution (as defined below), all outstanding shares of Class A Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Class A Stock are convertible pursuant to subparagraph 2.2.1.4(a)(i) hereof, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent for Common Stock. For these purposes, a "Public Distribution" means a firmly underwritten public offering by this corporation of shares of Common Stock, registered under the Securities Act of 1933, in which the aggregate offering proceeds paid for such shares by the public is at least $10 million (before payment of underwriters' discounts and commissions). (B) All outstanding shares of Class A Stock shall also be converted automatically into the number of shares of Common Stock into which such shares of Class A Stock are convertible pursuant to subparagraph 2.2.1.4(a)(i) hereof, without any further action of the holders of such shares and whether or not the certificates representing such shares are surrendered to this corporation or its transfer agent for Common Stock, on the date that holders of a majority of the shares of Class A Stock then outstanding deliver to this corporation their written consent to have their Class A Stock converted into shares of Common Stock.

               (b) Applicable Class A Conversion Rate. The conversion rate in effect at any time (the "Applicable Class A Conversion Rate") shall be the quotient obtained by dividing $0.85 by the Applicable Class A Conversion Value, calculated as provided in paragraph 2.2.1.4(c) and subsection 2.2.1.6.

               (c) Applicable Class A Conversion Value. The "Applicable Class A Conversion Value" in effect from time to time, except as adjusted in accordance with paragraph 2.2.1.4(d) or subsection 2.2.1.6 hereof, shall be $0.85.

               (d) Adjustments to Applicable Class A Conversion Value Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as defined below) after the final closing of the offering of Class A Stock, the Applicable Class A Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Class A

                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT F

Stormix Technologies Inc.
Designations of Preferred Stock
First Class, Class A


Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Class A Conversion Value. The Applicable Class A Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

          "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding stock of this corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

               (e) Capital Reorganization or Reclassification. If the shares of Common Stock issuable upon the conversion of shares of Class A Stock shall be changed into the same or a different number of shares of any class or classes of stock whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this subsection 2.2.1.4), then and in each such event the holder of each share of Class A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Class A Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

               (f) Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Applicable Class A Conversion Rate after the final closing of the offering of Class A Stock, this corporation, at its expense, will furnish each holder of shares of Class A Stock with a certificate, prepared by its President or Chief Financial Officer, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

               (g) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of shares of Class A Stock shall surrender the certificate or certificates

                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT F

Stormix Technologies Inc.
Designations of Preferred Stock
First Class, Class A


representing the shares being converted to this corporation at its principal office, and shall give written notice to this corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Class A Stock surrendered for conversion shall be accompanied by proper assignment thereof to this corporation or in blank. The date when such written notice is received by this corporation, together with the certificate or certificates representing the shares of Class A Stock being converted, shall be the "Class A Conversion Date". As promptly as practicable after the Class A Conversion Date, this corporation shall issue and shall deliver to the holder of shares of Class A Stock being converted, or to such other person as such holder may request in writing, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Class A Stock in accordance with the provisions of this subsection 2.2.1.4, such number of whole shares shall be based upon the total number of shares being converted by such holder, not upon each share of Class A Stock being converted, cash in the amount of all accrued and unpaid dividends on such shares of Class A Stock, whether or not earned or declared, up to and including the Class A Conversion Date, and cash, as provided in paragraph 2.2.1.4(h), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Class A Conversion Date, and at such time the rights of the holder as holder of the converted shares of Class A Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               (h) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Class A Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of shares of Class A Stock, this corporation shall pay to the holder of shares of Class A Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Class A Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Class A Stock being converted at any one time by any holder thereof, not upon each share of Class A Stock being converted.

                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT F

Stormix Technologies Inc.
Designations of Preferred Stock
First Class, Class A


               (i) Partial Conversion. In the event some but not all of the shares of Class A Stock represented by a certificate or certificates surrendered by a holder are converted, this corporation shall execute and deliver to the holder or to such other person as the holder may request in writing, at the expense of this corporation, a new certificate representing the number of shares of Class A Stock which were not converted.

               (j) Reservation of Common Stock. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class A Stock, this corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          2.2.1.5. Redemption. The Class A Stock shall not be redeemable by this corporation.

          2.2.1.6. Notice. The holders of Class A Stock will be entitled to receive a notice at least twenty days prior to the date specified therein indicating (a) the record date for the purpose of determining the holders of any class of securities entitled to receive any dividends or other distribution or
(b) the date on which any reorganization of this corporation or reclassification of its capital stock is expected to become effective.

          2.2.1.7. Protective Provision. No class of stock, whether common or preferred, shall be created, and no amendment to or repeal of the Articles of Incorporation or Bylaws shall be passed, which dilutes or undermines the voting powers, designations, preferences, limitations, restrictions and relative rights of the Class A Stock, without, in any such case, the consent of the holders of a majority of the outstanding shares of Class A Stock.

          2.2.1.8. Integration with Articles of Incorporation. This Designation of Class A Preferred Stock has been adopted pursuant to and is an integral part of this corporation's

                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT F

Stormix Technologies Inc.
Designations of Preferred Stock
First Class, Class A


Articles of Incorporation. Capitalized terms not defined herein shall have the meaning given them elsewhere in the Articles of Incorporation of this corporation.

                           SHARE EXCHANGE AGREEMENT
                                   EXHIBIT F